Exhibit 2.11

Execution version

Coca-Cola FEMSA, S.A.B. de C.V.,

as Issuer

Propimex, S. de R.L. de C.V.,

Comercializadora La Pureza de Bebidas, S. de R.L. de C.V.,

Grupo Embotellador Cimsa, S. de R.L. de C.V.,

Refrescos Victoria del Centro, S. de R.L. de C.V.,

Yoli de Acapulco, S. de R.L. de C.V.,

Controladora Interamericana de Bebidas, S. de R.L. de C.V. and

Distribuidora y Manufacturera del Valle de México, S. de R.L. de C.V.,

as Guarantors

and

The Bank of New York Mellon,

as Trustee, Security Registrar, Paying Agent and Transfer Agent

NINTH SUPPLEMENTAL INDENTURE

Dated as of January 22, 2020

3.875% Senior Notes due 2023

i

NINTH SUPPLEMENTAL INDENTURE, dated as of January 22, 2020 (this “Ninth Supplemental Indenture”), among (i) Coca-Cola FEMSA, S.A.B. de C.V., a sociedad anónima bursátil de capital variable organized and existing under the laws of the United Mexican States (“Mexico”) (herein called the “Company”), having its principal office at Calle Mario Pani No. 100, Colonia Santa Fe Cuajimalpa, Alcaldía Cuajimalpa de Morelos, 05348, Mexico City, Mexico; (ii) Propimex, S. de R.L. de C.V., Comercializadora La Pureza de Bebidas, S. de R.L. de C.V., Grupo Embotellador Cimsa, S. de R.L. de C.V., Refrescos Victoria del Centro, S. de R.L. de C.V., Yoli de Acapulco, S. de R.L. de C.V., Controladora Interamericana de Bebidas, S. de R.L. de C.V. and Distribuidora y Manufacturera del Valle de México, S. de R.L. de C.V., as guarantors (the “Guarantors”); and (iii) The Bank of New York Mellon, a corporation duly organized and existing under the laws of the State of New York authorized to conduct a banking business, as trustee (herein called the “Trustee”), security registrar, paying agent and transfer agent, to the indenture dated as of February 5, 2010, between the Company and the Trustee (herein called the “Base Indenture”).

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors, the Trustee (in such capacity, and as paying agent, registrar and transfer agent) and The Bank of New York Mellon SA/NV, Dublin Branch, as Irish paying agent (the “Irish Agent”) previously have entered into the fifth supplemental indenture, dated as of November 26, 2013 (the “Fifth Supplemental Indenture”), pursuant to which the Company established under the Base Indenture a series of Securities known as the Company’s “3.875% Senior Notes due 2023” (the “Notes”) and issued U.S.$750,000,000 in aggregate principal of Notes;

WHEREAS, the Company, the Guarantors, the Trustee (in such capacity, and as paying agent, registrar and transfer agent) and the Irish Agent previously have entered into the sixth supplemental indenture, dated as of January 21, 2014 (the “Sixth Supplemental Indenture” and together with the Base Indenture and the Fifth Supplemental Indenture, the “Indenture”), pursuant to which the Company issued additional U.S.$150,000,000 in aggregate principal of Notes;

WHEREAS, Section 902 of the Base Indenture provides that the Company and the Trustee may enter into a supplemental indenture to the Base Indenture for the purposes of amending or modifying such Base Indenture as it applies to a series of Securities with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture (the “Required Consents”);

WHEREAS, the Company has solicited (the “Consent Solicitation”) consents (the “Consents”) from each Holder of the Notes upon the terms of, and subject to the conditions set forth in, the Offer to Purchase and Consent Solicitation Statement, dated as of January 6, 2020 (as amended, restated and supplemented from time to time, the “Statement”) to effect certain amendments to the Indenture and the Notes as described in the Statement and set forth in this Ninth Supplemental Indenture (the “Proposed Amendments”);

WHEREAS, as evidenced by the Officers’ Certificate delivered to the Trustee by the Company on the date hereof, (i) the Holders of at least a majority in aggregate principal amount of the Notes Outstanding have duly consented to the Proposed Amendments in accordance with the Indenture, which such consents have not been withdrawn or revoked as of the date hereof, (ii) the Company has (x) accepted for purchase all of the Notes tendered by consenting Holders as of the Consent Payment and Withdrawal Deadline (as such term is defined in the Statement) in accordance with the Statement and (y) paid to such Holders all amounts due to such Holders in accordance with the terms of the Statement;

WHEREAS, pursuant to the Consent Solicitation, there have been validly delivered to the Company the Required Consents to effect the Proposed Amendments;

WHEREAS, pursuant to Section 902 of the Base Indenture, the Trustee is authorized to execute and deliver this Ninth Supplemental Indenture;

WHEREAS, by delivery of their Consents, Holders of the Notes have authorized and directed the Trustee to (i) enter into this Ninth Supplemental Indenture to give effect to the Proposed Amendments, and (ii) to do all such other things as may be necessary or expedient to carry out and give effect to the Consents or the Consent Solicitations;

WHEREAS, the Company and each of the Guarantors has duly authorized the execution and delivery of this Ninth Supplemental Indenture to effect the Proposed Amendments; and

WHEREAS, all things necessary to make this Ninth Supplemental Indenture a valid agreement of the Company and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantors and the Trustee hereby agree, as follows:

ARTICLE ONE

INDENTURE AND DEFINITIONS

Section 101. Provisions of the Base Indenture.

Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Indenture shall remain in full force and effect. The Indenture, as supplemented by this Ninth Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture and this Ninth Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes and every Holder of Notes authenticated and delivered under the Indenture shall be bound hereby. This Ninth Supplemental Indenture shall not modify, amend or otherwise affect the Indenture insofar as it relates to any other series of Securities or modify, amend or otherwise affect in any manner the terms and conditions of the Securities of any other series. Notwithstanding any other provision of this Section 101 or the Indenture or this Ninth Supplemental Indenture to the contrary, to the extent any provisions of this Ninth Supplemental Indenture shall conflict with any provision of the Indenture or any Note issuer thereunder, the provisions of this Ninth Supplemental Indenture, shall govern.

Section 102. Definitions.

For all purposes of this Ninth Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

(a)    any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Ninth Supplemental Indenture;

(b)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Ninth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(c)    all terms used in this Ninth Supplemental Indenture that are not defined herein shall have the meanings assigned to them in the Indenture.

ARTICLE TWO

CONSENT AND AMENDMENT

Section 201. Consent and Amendments. From and after the Supplement Operative Time (as defined below) and without further action by any party hereto, the Indenture is hereby amended as follows.

(a)    Section 203(b) “Forms; Terms and Conditions in Forms. – Form of Reverse of Note” to the Fifth Supplemental Indenture shall be amended solely with respect to redemption of the Notes by deleting and replacing the words “upon not less than 30 nor more than 60 days’ written notice” with “upon not less than three Business Days nor more than 60 days’ written notice”;

(b)    Section 701 “Optional Redemption by the Company” to the Fifth Supplemental Indenture shall be amended and restated solely with respect to the Notes by deleting it in its entirety and replacing it with the following:

“Each series of Notes may be redeemed at the option of the Company on the terms and conditions set forth in the form of Note as set forth in Section 203(b) of this Fifth Supplemental Indenture and in accordance with Article Eleven of the Base Indenture, modified with respect to the Notes only as follows:

(a)    The election of the Company to redeem any Notes shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of the Notes of any series, the Company shall, at least three Business Days prior to the Redemption Date fixed by the Company, notify the Trustee in writing of such Redemption Date, of the principal amount of Notes of such series to be redeemed and, if applicable, of the tenor of the Notes to be redeemed. Such notice, once given to the Trustee, shall be irrevocable;

(b)    Notice of redemption shall be given by the Company (or by the Trustee at the request of the Company) first-class mail, postage prepaid, mailed not less than three Business Days nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at his address appearing in the Security Register;

provided that, as long as the Notes are represented by Global Notes registered in the name of, the Depositary for such Notes or a nominee thereof, notices to be given to Holders will be given to the Depositary in accordance with the Applicable Procedures of the Depositary.”

Section 202. Modifications of the Notes. From and after the Supplement Operative Time and without further action by any party hereto, any provision contained in each Global Note representing the Notes that relates to the sections in the Indenture that are amended pursuant to Section 201 hereof shall likewise be amended so that any such provision contained in such Global Note will conform to and be consistent with the Indenture, as amended by this Ninth Supplemental Indenture.

Section 203. References to Deleted or Amended Provisions. From and after the Supplement Operative Time and without any further action by any party hereto, all references in the Indenture or any Global Note representing the Notes, as amended by Sections 201 and 202 hereof, as applicable, to any of the provisions so amended, or to terms defined in such provisions, shall also be deemed amended, in accordance with the terms of this Ninth Supplemental Indenture. From and after the Supplement Operative Time and without any further action by any party hereto, the Company, the Guarantors, the Trustee and the Holders of the Notes or other parties to or beneficiaries of the Indenture shall only have such rights, obligations or liabilities as provided for under such Sections, subsections or clauses as amended and such Sections, subsections or clauses shall only be considered as amended in determining whether an Event of Default has occurred or whether the Company or any Guarantor has observed, performed or complied with the provisions of the Indenture or any Note.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

Section 301. Effect of Ninth Supplemental Indenture. From and after the Supplement Operative Time, the Indenture and the Notes shall be amended and supplemented in accordance herewith. Each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein,” and each reference in the Notes to “the Indenture,” “thereunder,” “thereof,” or “therein” shall mean and be a reference to the Indenture as amended and supplemented by this Ninth Supplemental Indenture unless the context otherwise requires. Additionally, each reference in the Notes to “this Note,”, “hereunder,” “hereof,” or “herein,” and each reference in the Indenture to “the Notes,” “thereunder,” “thereof,” or “therein” shall mean and be a reference to the Notes as amended and supplemented by this Ninth Supplemental Indenture unless the context otherwise requires. The Indenture as amended and supplemented by this Ninth Supplemental Indenture shall be read, taken and construed as one and the same instrument, and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture as supplemented by this Ninth Supplemental Indenture shall be bound thereby.

Section 302. Effectiveness. This Ninth Supplemental Indenture shall become effective on the Company, the Guarantors, the Trustee, the Irish Agent and each Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture, following payment to the consenting Holders of the consideration set forth in the Statement and at the time of execution and delivery of this Ninth Supplemental Indenture by the parties hereto (such time of execution, the “Supplement Operative Time”).

Section 303. Ratification of Indenture; Ninth Supplemental Indenture Part of the Indenture. Except as expressly amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 304. Consent to Service; Jurisdiction

Each party hereto agrees that any legal suit, action or proceeding arising out of or relating to this Ninth Supplemental Indenture, the Base Indenture, the Notes, or the Guarantees may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York and in the courts of its own corporate domicile, in respect of actions brought against each such party as a defendant, and each waives any objection which it may now or hereafter have to the laying of the venue of any such legal suit, action or proceeding, waives any immunity from jurisdiction or to service of process in respect of any such suit, action or proceeding, waives any right to any jurisdiction to which it may be entitled on account of place of residence, domicile or any other reason and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. Each of the Company and each of the Guarantors hereby designates and appoints CT Corporation System, 28 Liberty Street, New York, NY 10005, as its authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to this Ninth Supplemental Indenture, the Base Indenture, the Notes, or the Guarantees which may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York, and agrees that service of process upon such agent shall be deemed in every respect effective service of process upon the Company and/or the Guarantors, as applicable, in any such suit, action or proceeding and further designates its domicile, the domicile of CT Corporation System specified above and any domicile CT Corporation System may have in the future as its domicile to receive any notice hereunder (including service of process). If for any reason CT Corporation System (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above, each of the Company and the Guarantors will promptly appoint a successor agent for this purpose reasonably acceptable to the Trustee. Each of the Company and the Guarantors agree to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect.

Section 305. Governing Law; Waiver of Jury Trial

(a)    THIS NINTH SUPPLEMENTAL INDENTURE, THE BASE INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)    EACH OF THE PARTIES HERETO (EXCEPT FOR THE AVOIDANCE OF DOUBT THE HOLDERS OF THE NOTES) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE BASE INDENTURE, THIS NINTH SUPPLEMENTAL INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 306. Separability of Invalid Provisions

In case any one or more of the provisions contained in this Ninth Supplemental Indenture, the Base Indenture, the Notes or the Guarantees should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this Ninth Supplemental Indenture, and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this Ninth Supplemental Indenture shall be construed as if such provision had never been contained herein.

Section 307. Execution in Counterparts

This Ninth Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 308. Certain Matters

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Ninth Supplemental Indenture, the Base Indenture, the Notes, the Guarantees or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

Section 309. Certain Duties and Responsibilities of the Trustee. In entering into this Ninth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee (including, without limitation, the right to be indemnified), whether or not elsewhere herein so provided. The Trustee, for itself and its successors, accepts the terms of the Indenture as amended by this Ninth Supplemental Indenture, and agrees to perform the same, but only upon the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of and makes no representations (i) as to the validity or sufficiency of this Ninth Supplemental Indenture or any of the terms or provisions hereof, other than as to the validity of its execution and delivery by the Trustee, (ii) in respect of recitals contained herein (all of which recitals or statements are made solely by the Company and the Guarantors), (iii) as to the due execution hereof by the Company and the Guarantors, or (iv) as to the consequences of any amendment and/or waiver herein provided for.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed on their respective behalves, all as of the day and year first written above.

COCA-COLA FEMSA, S.A.B. DE C.V.

By	/s/ José Castro Godard
Name:	José Castro Godard
Title:	Attorney-in-fact

By	/s/ Marlene Fernanda Castillo Jiménez
Name:	Marlene Fernanda Castillo Jiménez
Title:	Attorney-in-fact

PROPIMEX, S. DE R.L. DE C.V.		CONTROLADORA INTERAMERICANA DE BEBIDAS, S. DE R.L. DE C.V.

By	/s/ Gerardo Cruz Celaya	By	/s/ Gerardo Cruz Celaya
Name:	Gerardo Cruz Celaya	Name:	Gerardo Cruz Celaya
Title:	Attorney-in-fact	Title:	Attorney-in-fact

By	/s/ Marlene Fernanda Castillo Jiménez	By	/s/ Marlene Fernanda Castillo Jiménez
Name:	Marlene Fernanda Castillo Jiménez	Name:	Marlene Fernanda Castillo Jiménez
Title:	Attorney-in-fact	Title:	Attorney-in-fact

COMERCIALIZADORA LA PUREZA DE BEBIDAS, S. DE R.L. DE C.V.		DISTRIBUIDORA Y MANUFACTURERA DEL VALLE DE MÉXICO, S. DE R.L. DE C.V.

By	/s/ Gerardo Cruz Celaya	By	/s/ Gerardo Cruz Celaya
Name:	Gerardo Cruz Celaya	Name:	Gerardo Cruz Celaya
Title:	Attorney-in-fact	Title:	Attorney-in-fact

By	/s/ Marlene Fernandez Castillo Jiménez	By	/s/ Marlene Fernandez Castillo Jiménez
Name:	Marlene Fernandez Castillo Jiménez	Name:	Marlene Fernandez Castillo Jiménez
Title:	Attorney-in-fact	Title:	Attorney-in-fact

GRUPO EMBOTELLADOR CIMSA, S. DE R.L. DE C.V.		YOLI DE ACAPULCO, S. DE R.L. DE C.V.

By	/s/ Gerardo Cruz Celaya	By	/s/ Gerardo Cruz Celaya
Name:	Gerardo Cruz Celaya	Name:	Gerardo Cruz Celaya
Title:	Attorney-in-fact	Title:	Attorney-in-fact

By	/s/ Marlene Fernandez Castillo Jiménez	By	/s/ Marlene Fernandez Castillo Jiménez
Name:	Marlene Fernandez Castillo Jiménez	Name:	Marlene Fernandez Castillo Jiménez
Title:	Attorney-in-fact	Title:	Attorney-in-fact

REFRESCOS VICTORIA DEL CENTRO, S. DE R.L. DE C.V.

By	/s/ Gerardo Cruz Celaya
Name:	Gerardo Cruz Celaya
Title:	Attorney-in-fact

By	/s/ Marlene Fernandez Castillo Jiménez
Name:	Marlene Fernandez Castillo Jiménez
Title:	Attorney-in-fact

THE BANK OF NEW YORK MELLON,
as Trustee, Security Registrar,
Principal Paying Agent and Transfer Agent

By:	/s/ Latoya S. Elvin
Name:	Latoya S. Elvin
Title:	Vice President